UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
 The Securities Exchange Act of 1934

April 20, 2007
(Date of Report, date of earliest event reported)

Stage Stores, Inc.
(Exact name of registrant as specified in its charter)

1-14035
(Commission File Number)

NEVADA	91-1826900
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas	77025
(Address of principal executive offices)	(Zip Code)

(800) 579-2302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 20, 2007, Specialty Retailers (TX) LP, Stage Stores, Inc. and the named subsidiaries of Stage Stores, Inc. entered into a Fourth Amendment to Credit Agreement (the “Fourth Amendment”) with Bank of America, N.A. (f/k/a Fleet National Bank) and the other lenders named therein.  While the existing Credit Facility will remain at $250,000,000, (i) its term was extended for five years, (ii) an uncommitted accordion feature was added to increase the size of the Credit Facility to $350,000,000, and (iii) the Applicable Margin Rates for Eurodollar Loans were reduced by fifty (50) basis points.

A copy of the Fourth Amendment is attached to this Form 8-K as Exhibit 10.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

10
Fourth Amendment to Credit Agreement dated April 20, 2007 by and between Specialty Retailers (TX) LP, Stage Stores, Inc. and the named subsidiaries of Stage Stores, Inc., Bank of America, N.A. (f/k/a Fleet National Bank) and the other lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

April 24, 2007	/s/ Michael E. McCreery
(Date)	Michael E. McCreery,
Executive Vice President
and Chief Financial Officer